Exhibit 4

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT MADE UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.



     Void after 6:00 P.M., West Virginia Time, on September 15, 1999

                                                     Warrant to Purchase
                                                                  Shares
                                                         of Common Stock

                    WARRANT TO PURCHASE COMMON STOCK
                    PETROLEUM DEVELOPMENT CORPORATION
This Is to Certify That, FOR VALUE RECEIVED,
                          or registered assigns ("Holder"), is entitled to
purchase, subject to the provisions of this Warrant, from PETROLEUM DEVELOPMENT CORPORATION, a Nevada corporation ("Company"), at any time on or after September 15, 1997, and not later than 6:00 P.M., West Virginia
Time on September 15, 1999,             shares of common stock, $.01 par
value, of the Company ("Common Stock") at a purchase price per share of $6.00. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as hereinafter set forth in Section (f). The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price." This Warrant is one of a series of warrants identical in form issued by the Company to purchase an aggregate of up to One Hundred Twenty-Five Thousand (125,000) shares of Common Stock of the Company and the term "Warrants" as used herein means all such warrants (including this Warrant).

      (a) Exercise of Warrant. Subject to the provisions of Section (k) hereof, this Warrant may be exercised in whole or in part at any time or from time to time on or after September 15, 1997, but not later than 6:00 P.M., West Virginia Time, on September 15, 1999, or if September 15, 1999, is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form, together with all federal and state taxes applicable upon such exercise. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at the office or agency of the Company, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

      (b) Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Warrant.

      (c) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

            (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange; or

            (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Association of Securities Dealers Quotation System (or, if not so quoted on NASDAQ, by the National Quotation Bureau, Inc.) on the last business day prior to the date of the exercise of this Warrant; or

            (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company, such determination to be final and binding on the Holder.

      (d) Exchange, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant may not be sold, transferred, assigned or hypothecated. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged.
Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.
Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

      (e) Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any right of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

      (f)   Anti-Dilution Provisions.

            (1) Adjustment of Number of Shares. In case the Company shall at any time issue Common Stock by way of a stock split or combine the outstanding shares of Common Stock, the Exercise Price shall be proportionately decreased in the case of such issuance (on the day following the date fixed for determining shareholders entitled to receive such stock split) or proportionately increased in the case of such combination (on the date that such combination shall become effective). The provisions of this section shall not apply to stock dividends.

            (2)   Number of Shares Adjusted.  Upon any adjustment of the
Exercise Price, the     holder of this Warrant shall thereafter (until
another such adjustment) be entitled to   purchase, at the new Exercise
Price, the number of shares, calculated to the nearest full       share,
obtained by multiplying the number of shares of Common Stock initially
issuable    upon exercise of this Warrant by the Exercise Price in effect on the date hereof and  dividing the product so obtained by the new
Exercise Price.

      (g) Officer's Certificate. Whenever the Exercise Price shall be adjusted as required by the provisions of Section (f) hereof, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to the Holder. Such certificate shall be conclusive as to the correctness of such adjustment.

      (h) Notices to Warrant Holders. So long as this Warrant shall be outstanding and unexercised if the Company shall effect a transaction upon the Common Stock as set forth in Section (f)(1), the Company shall cause to be delivered to the Holder, at least ten days prior to the date of such transaction a notice containing a brief description of the proposed action and stating the date on which a record is to be taken for the purpose of such transaction.

      (i)   Transfer to Comply with the Securities Act of 1933.

      (1) This Warrant or the Warrant Stock or any other security issued or issuable upon exercise of this Warrant may not be offered or sold except in conformity with the Securities Act of 1933, as amended, and then only against receipt of an agreement of such person to whom such offer of sale is made to comply with the provisions of this Section (1) with respect to any resale or other disposition of such securities.

      (2) The Company may cause the following legend to be set forth on each Warrant and certificate representing Warrant Stock or any other security issued or issuable upon exercise of this Warrant not theretofore distributed to the public, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

      The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement made under the Securities Act of 1933 (the "Act"), or pursuant to an exemption from registration under the Act.

      (j) Applicable Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of West Virginia.

                                    PETROLEUM DEVELOPMENT CORPORATION


By:
            Name:                                           Title:
Date:                               , 199
[SEAL]

Attest:

[                                                   ]
            Secretary

                              PURCHASE FORM

Dated                                      , 199

      The undersigned hereby irrevocably elects to exercise the within
Warrant to the extent of purchasing                    shares of Common
Stock and hereby makes payment of $                        in payment of
the actual exercise price thereof.



                  INSTRUCTION FOR REGISTRATION OF STOCK

Name

                  (please typewrite or print in block letters)

Address

Signature




                             ASSIGNMENT FORM

      FOR VALUE RECEIVED,

hereby sells, assigns and transfers unto

Name

                  (please typewrite or print in block letters)

Address

the right to purchase Common Stock represented by this Warrant to the
extent of                            shares as to which such right is
exercisable and does hereby irrevocably constitute and appoint attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

                                    Signature

Dated:                              , 199